Exhibit 24.2

POWER OF ATTORNEY

CUSTOMERS BANCORP, INC.

KNOW ALL MEN BY THESE PRESENTS, the undersigned, in his capacity as a director of Customers Bancorp, Inc., does hereby constitute and appoint Jay Sidhu and Thomas Brugger, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director of Customers Bancorp, Inc., this Registration Statement on Form S-1, amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with the Securities and Exchange Commission. Each of said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and each of them and their substitutes lawfully done or caused to be done by virtue of this power of attorney.

IN WITNESS WHEREOF, the undersigned has signed his name as of the 25th day of February, 2011.

/s/ John R. Miller
John R. Miller, Director